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                                                                     EXHIBIT 4.2


                                CELERITY SYSTEMS, INC.

                             INCENTIVE STOCK OPTION PLAN


    1. PURPOSE. The purpose of the Celerity Systems, Inc. Incentive Stock Option Plan (the "Plan") is to offer an opportunity for officers and employees of Celerity Systems, Inc., a Tennessee corporation (the "Company"), and its subsidiaries to participate in the growth of the Company, thus stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company or one of its subsidiaries.

    2. ADMINISTRATION. The Plan will be administered by a Committee of not less than three Directors of the Company appointed by the Company's Board of Directors (the "Committee"). The Committee is authorized to interpret and administer the Plan, and its interpretations and decisions shall be final and conclusive. Whether authorized leave of absence shall constitute termination of employment for purposes of the Plan shall be determined by the Committee. The Committee may, with the consent of the optionee, make such modifications to an outstanding stock option as it, in its sole discretion, shall deem advisable. The Committee shall have full power to grant options that qualify as incentive stock options ("Incentive Stock Options") under Section 422A of the internal Revenue Code of 1986, as amended (the "Code"), and options that do not so qualify.

    3. SHARES SUBJECT TO THE PLAN. Options may be granted from time to time to purchase shares of the $.001 par value Common Stock ("Common Stock") of the Company not to exceed 447,323 shares in the aggregate. The shares may be authorized but unissued or reacquired shares. If any option is surrendered before exercise or for any reason ceases to be exercisable in whole or in part, the shares allocated to the unexercised portion of such option shall continue to be available under the Plan.

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    4.   PARTICIPANTS. Options to purchase Common Stock of the Company under this Plan may be granted only to officers and other employees of the Company and its subsidiaries (as such term is defined in Section 435 of the Code), including officers and employees who are members of the Board of Directors. Employment by the Company shall be deemed to include employment by a subsidiary. From such eligible officers and employees, the Committee shall from time to time choose those to whom options shall be granted. In selecting the individuals to whom options shall be granted, as well as in determining the number of shares subject to each option, the Committee shall consider the positions and responsibilities of the employees being considered, the nature of the services and accomplishments of each, the value to the Company or one of its subsidiaries of their services, their present and potential contribution to the success of the Company or one of its subsidiaries, the anticipated number of years of service remaining, and such other factors as the Committee may deem appropriate.

    5. TERM OF THE PLAN. The Plan will become effective upon approval thereof by the holders of a majority of the shares of voting stock of the Company entitled to vote. Incentive Stock Options may be granted hereunder at any time within ten (10) years from the date of approval by the Company's shareholders.

    6. OPTION PRICE. The option price per share shall be determined by the Committee from time to tune, but, in the case of options that are intended to qualify as Incentive Stock Options under Section 422A of the Code, the price shall not be less than the par value per share or 100% of the fair market value per share on the date an option is granted, whichever is greater. The option price for an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary (as those terms are defined in Section 425 of the Code) shall not be less than 110% of the fair market value per

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share on the date an option is granted.  Fair market value shall be determined by the Board of Directors

    7. OPTION PERIOD. The term of each Incentive Stock Option shall be fixed by the Committee, but in no event shall any Incentive Stock Option permit the exercise thereof after the expiration of ten (10) years from the date such option is granted. No Incentive Stock Option issued to any person at a time when such person owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations (as those terms are defined in Section 425 of the Code) shall permit the exercise thereof after the expiration of five (5) years from the date such option is granted.

    8. MAXIMUM AMOUNT OF INCENTIVE STOCK OPTIONS. With respect to options that are intended to qualify as Incentive Stock Options under Section 422A of the Code (i) granted by the Company under this Plan, or (ii) granted by a subsidiary or a parent corporation (as defined in Section 425 of the Code) under a plan described in Code Section 422A(b), and subsequently adopted by the Company, the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which such Incentive Stock Options are exercisable for the first time in any calendar year by any individual shall not exceed $100,000.

    9. STOCK OPTION AGREEMENT Each stock option granted under this Plan shall be offered to the employee in the form of a Stock Option Agreement which the employee may accept in writing by agreeing to comply with the terms of the offer. Such Stock Option Agreements shall contain the following provisions and such other provisions as the Committee may determine (which determinations need not be uniform as between the various Stock Option Agreements):

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         a.   The number of shares to which the option relates, the option price and the period within which the option may be exercised.

         b. A provision that the option is not transferable by the optionee to whom it is granted otherwise than by will or the laws of descent and distribution; and a provision that the option is exercisable during the lifetime of the employee only by him or his legal representative while he is in the employ of the Company or within three months following termination of employment.

         c. A provision that no option granted under the Plan may be exercised at any time after its term. Subject to such limitation, every option shall be exercisable in full for all shares not theretofore exercised (i) by the optionee within three months after the dare the optionee for any reason except death ceases to be an employee of the Company, and (ii) by the person designated in the optionee's will for such purpose or by the optionee's executor or administrator as circumstances provide within twelve (12) months from the date of the optionee's death, provided the optionee dies while he is employed by the Company or dies within three months after he ceases to be an employee.

         d. A provision that the Company shall not be required to issue or deliver any certificate for shares of its Common Stock purchased upon the exercise of any part of an option granted under this Plan prior to the completion of any registration or other qualification of such shares under any state or federal law or ruling or regulation of any governmental regulatory body which the Company shall, in its sole discretion, determine is necessary or advisable.

         e. A provision that if any person holding Common Stock (the "Employee") at any time proposes to sell all or any portion of the Common Stock, whether

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pursuant to this Plan or otherwise, then the Employee shall so inform the
Company by notice in writing (the "Notice") stating the number of shares that are the subject of such proposed sale (the "Offered Shares"), the identity of the proposed purchaser, and other terms and conditions of such proposed sale, including any consideration proposed to be received for the Offered Shares (and, if the proposed sale is to be wholly or partly for a consideration other than money, the Notice shall state the proposed price as being equal to the amount of monetary consideration, if any, plus the fair market value of the other consideration). The Notice shall constitute an irrevocable offer to sell the offered Shares to the Company at the same price and on the same terms and conditions as offered by the prospective purchaser named in the Notice. The Company shall have thirty (30) days after receiving the Notice given by the Employee within which to notify the Employee in writing of its election to purchase all of the Offered Shares at the price and on the terms set forth in the Notice. If the Company elects to purchase the Offered Shares, within thirty
(30) days after receiving notice of such election the Employee shall deliver to the Company, against receipt from the Company of the required consideration therefor, a certificate or certificates representing the Offered Shares to be purchased, duly endorsed by the Employee or accompanied by duly executed instruments necessary to transfer the Offered Shares. If the Company elects not to purchase the Offered Shares within the thirty (30) day period provided for hereinabove, then the Offered Shares not to be so purchased by the Company may be disposed of by the Employee to the prospective purchaser named in the Notice for a price and on terms and conditions not more favorable to such purchaser than those set forth in the Notice, at any time within thirty (30) days after the expiration of the thirty (30) day period provided for hereinabove for the Company to accept the offer contained in the Notice. Any Offered Shares sold to such purchaser shall remain subject to all the terms and conditions of this Plan, and in particular this

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ARTICLE 9, in the hands of such purchaser, and such purchaser shall, prior to the transfer of the Offered Shares so purchased, acknowledge in writing agreement to be bound by the terms and provisions thereof. Any Offered Shares not so disposed of within such thirty (30) day period shall remain subject to all the terms and provisions of this Plan, and in particular this ARTICLE 9 The Employee agrees that each certificate representing shares of the Stock owned by him, whether now owned or hereafter acquired, whether pursuant to this Plan or otherwise, shall have placed thereon any legend deemed by the Company to be necessary or desirable to restrict the transfer of such shares in accordance with the provisions hereof.

    10.  EFFECT OF CHANGES IN COMMON STOCK OF THE COMPANY.

         a. In the event of a change in the capitalization of the Company which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

         b. If the outstanding Common Stock of the Company is changed by any action such as or similar to a declaration of a stock dividend or a split-up or combination of shares, the maximum number of shares for which options may be granted under this Plan, the number of shares reserved for future options, the number of shares covered by options then outstanding and the Option prices, shall be appropriately adjusted.

         c. If the Company shall not be the surviving corporation in any merger, reorganization, liquidation or consolidation, or if substantially all of the property or more than 50% of the stock of the Company shall be acquired by another corporation, the Board of Directors of the Company, or the hoard of directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provisions for protection of any

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outstanding options by substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect in the shares of Common Stock of the Company, or (ii) upon written notice to the employee provide that the option shall terminate unless exercised within ninety (90) days of the date of such notice. If an option is terminated pursuant to action by a board of directors under this subsection, the optionee shall receive a cash payment equal to the difference between (i) the fair market value on the termination date of the shares subject to the option and (ii) the option price of such shares. For purposes of the foregoing, the termination date shall be a date specified in the notice from a board of directors.

         d. In the event of any other recapitalization, reclassification, reorganization or change of the Company's capital or business structure, the Committee may in its discretion make an adjustment in the number or kind of shares for which options may be granted under this Plan, the number and/or kind of shares covered by options then outstanding and the option prices, and its determination in that respect shall be final and conclusive.

         e. Except as provided in this ARTICLE 10, the optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in rile number of shares of stock of any class or by reason of any dissolution, liquidation merger, consolidation or reorganization. The existence of the Plan or of options thereunder shall not prevent any of the foregoing changes or exchanges.

         f. All adjustments provided for in this ARTICLE 10 shall be made by the Committee, whose determination in that respect shall be final.

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    11.  EXERCISE OF RIGHTS.  No shares shall be issued until all required payment therefor (including payment of all required taxes) has been made. The granting of an option to an individual shall give such individual no rights as a stockholder except as to shares issued to him.

    12. AMENDMENT OF THE PLAN. This Plan may be terminated at any time by the Board of Directors of the Company, except with respect to any options then outstanding under the Plan. The Board of Directors may make such modifications of the Plan as it shall deem advisable, but may not, without approval of the stockholders of the Company, (a) increase the maximum number of shares as to which options may be granted under the Plan (other than as provided in ARTICLE 10 above), (b) extend the period during which options may be granted or exercised, (c) extend the date within which options may be granted under this Plan, or (d) withdraw the administration of the Plan from a committee of Directors of the Company, or (e) change the class of employee eligible to receive options.

    The foregoing Celerity Systems, Inc. Incentive Stock Option Plan was adopted by the Board of Directors of the Company on August 10, 1995.

                                       Celerity Systems, Inc.


                                       By: /s/ Mahomed Youssef
                                           ----------------------
                                            Chairman


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           The foregoing Celerity Systems, Inc. Incentive Stock Option Plan was
approved by the shareholders of the Company on August 10, 1995.

                                       Celerity Systems, Inc.


                                       By:  /s/ Glenn West
                                            ---------------------
                                            Secretary